Exhibit 10.1
Grubb & Ellis Company
1551 North Tustin Avenue
Suite 300
Santa Ana, California 92705
As of January 25, 2008
Grubb & Ellis Realty Advisors, Inc.
500 West Monroe Street
Suite 2800
Chicago, Illinois 60661

Re:	Redemption of Shares of Common Stock of
Grubb & Ellis Realty Advisors, Inc. (the “Company”)
held by Grubb & Ellis Company (“GBE”)

Ladies and Gentlemen:
     As you are aware, GBE currently owns an aggregate of 5,667,719 shares of common stock, par value $.0001 per share, of the Company (the “Common Stock”).
     Subject to and simultaneously upon the closing of the business combination as contemplated by the Company’s preliminary proxy statement (the “Preliminary Proxy Statement”) as last filed with the Securities and Exchange Commission on December 3, 2007 (pursuant to which, among other things, GAV is to acquire from GBE the “Properties”, as the term is defined in the Preliminary Proxy Statement), GBE expressly agrees that the Company shall have the right to redeem from GBE an aggregate of 4,395,788 shares of its Common Stock, for the par value thereof, resulting in aggregate payment of $439.58 by the Company to GBE for the redemption of such 4,395,788 shares of Common Stock (the “Redemption”).
     After giving effect to the Redemption, GBE will own 1,271,931 shares of Common Stock which will represent 5% of the issued and outstanding Common Stock of the Company upon the closing of the business combination.
     Please acknowledge your agreement with the foregoing, including your agreement to effect the Redemption as hereinabove described, by counter-executing a copy of this letter where indicated below. This letter agreement may be executed in one or more original, facsimile or electronic counterparts, all of which when taken together shall constitute one instrument.

Grubb & Ellis Realty Advisors, Inc.
As of January 25, 2008

     This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflicts of laws provisions.

Very truly yours, GRUBB & ELLIS COMPANY
By:	/s/ Scott D. Peters
Name:	Scott D. Peters
Title:	Chief Executive Officer and President

Agreed to and Accepted by:
GRUBB & ELLIS REALTY
ADVISORS, INC.

By:	/s/ Richard W. Pehlke

Name:	Richard W. Pehlke
Title:	Chief Financial Officer